Exhibit 99.1

MALVERN, Pa., August 30, 2021 — Meridian Corporation, (Nasdaq: MRBK) announced today that its Board of Directors authorized an increase in its $6 million repurchase plan adopted on April 22, 2021, to repurchase up to $20 million of its outstanding common stock over a two-year period. This equates to an increase of approximately 490 thousand shares or an additional 8% of the outstanding shares as of June 30, 2021. Prior to the adoption of the increase, $5.4 million remained under the April 2021 plan available for repurchases, equating to approximately 185 thousand shares of Company stock.

"Along with initiating our dividend program last year, the repurchase program affirms our goal to enhance shareholder value," said Christopher J. Annas, chairman and CEO of Meridian. "We intend to repurchase our common stock to the extent we believe that our stock price makes repurchases an attractive use of capital."

The timing and amount of common stock repurchases made pursuant to the Meridian common stock repurchase program are subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, regulatory requirements and limitations, and general market conditions. Also, it may be suspended at any time. The common stock repurchases may be effected through open market purchases or privately negotiated transactions, including repurchase plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through more than 20 office, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, the current COVID-19 pandemic and government responses thereto, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on

Form 10-K for the year ended December 31, 2020 subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.